Exhibit 99.1

THIRD AMENDMENT TO CREDIT AGREEMENT

                THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 22, 2004, by and between OVERSTOCK.COM, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

                WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of February 13, 2004, as amended from time to time (“Credit Agreement”).

                WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

                NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

                1.             Section 1.1 is hereby deleted in its entirety, and the following substituted therefor:

             “ SECTION 1.1.        LINE OF CREDIT.

             (a)               Line of Credit.  Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including December 31, 2005, not to exceed at any time the aggregate principal amount of Thirty Million Dollars ($30,000,000.00) (“Line of Credit”), the proceeds of which shall be used for working capital.  Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of December 22, 2004  (“Line of Credit Note”), all terms of which are incorporated herein by this reference.

             (b)              Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue commerical or standby letters of credit for the account of Borrower to finance working capital (each, a “Letter of Credit” and collectively, “Letters of Credit”); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Ten Million Dollars ($10,000,000.00).  The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion.  No Letter of Credit shall have an expiration date subsequent to December 31, 2005.  The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder.  Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof.  Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit.  In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.

             (c)               Borrowing and Repayment.  Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.”

                2.             Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

                3.             Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

OVERSTOCK.COM, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/David K. Chidester	By:	/s/Lisbeth Hopper
Relationship Manager
Title:	Vice President, Finance